FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                For Registration of Certain Classes of Securities

                     Pursuant to Section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                              BRUKER DALTONICS INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE

                    (State of incorporation or organization)

                                   04-3110160

                      (I.R.S. Employer Identification No.)

                                15 Fortune Drive

                               Billerica, MA 01821

                    (Address of principal executive offices)



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act  registration  statement file numbers to which this form relates:
333-34820

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $.01

                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF THE REGISTRANTS' SECURITIES TO BE REGISTERED

         The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-34820) that was filed with the Securities and Exchange Commission on April 14, 2000, as amended (the "S-1 Registration Statement"). Reference is made to the sections entitled "Prospectus Summary -- The Offering" and "Description of Capital Stock" in the prospectus forming a part of the S-1 Registration Statement, and all amendments to the S-1 Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such S-1 Registration Statement and all amendments to the S-1 Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instructions to Item 1 of this Form.

ITEM 2.  EXHIBITS

1. Specimen stock certificate representing shares of common stock of the Registrant (Incorporated herein by reference to Exhibit 4.1 to the S-1 Registration Statement).

2. Amended and Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the S-1 Registration Statement).

3. Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.2 to the S-1 Registration Statement).







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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              BRUKER DALTONICS INC.

Dated: June 20, 2000                  By: /s/Frank H. Laukien
                                          Frank H. Laukien
                                          President and Chief Executive Officer